UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2019, CSX Corporation (the “Company”) announced the departure of Executive Vice President and Chief Financial Officer, Frank A. Lonegro. Mr. Lonegro’s departure did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, policies or practices.

The Company has initiated a search for a new Chief Financial Officer and appointed Kevin S. Boone, age 42, as Interim Chief Financial Officer. Mr. Boone joined CSX in September 2017, as Vice President of Corporate Affairs and Chief Investor Relations Officer. Most recently, as Vice President of Marketing and Strategy, Mr. Boone led a new marketing team focused on fundamental market research and data analysis to identify and advance high-priority growth strategies. He has a deep background as a seasoned investment analyst with over 18 years of experience in finance, accounting, mergers and acquisitions, and transportation performance analysis. Prior to joining the Company, Mr. Boone served as a Senior Equity Research Analyst for Janus Capital from 2016 through August 2017, and as a Portfolio Manager and Senior Analyst for Marsico Capital from 2013 through 2016. In addition, Mr. Boone previously has held various positions in organizations such as Morgan Stanley, Merrill Lynch and Ernst & Young. He holds a Master’s Degree in Business Administration from the University of North Carolina and a Bachelor’s degree in Accounting from the University of Florida.

In connection with Mr. Boone’s appointment as Interim Chief Financial Officer, he will receive an annual base salary of $440,000, a target annual incentive opportunity equal to 70% of his annual base salary, and a target long-term incentive opportunity equal to 70% of his annual base salary. His long-term incentive opportunity will be comprised of 50% performance share units, 35% stock options and 15% restricted stock units.

There is no arrangement or understanding between Mr. Boone and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Boone and any director or executive officer of the Company, and he is not a party to any transaction in which the Company is a participant.

Item 7.01	Regulation FD Disclosure.

On May 28, 2019, the Company issued a press release announcing the departure of Mr. Lonegro. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this Report:

Exhibit	Description

99.1	Press Release, dated May 28, 2019, announcing the departure of Frank A. Lonegro as Executive Vice President and CFO and the appointment of Kevin S. Boone as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President - Chief Legal Officer & Corporate Secretary

DATE: June 3, 2019